UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2018

 Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20475 State Highway 249, Suite 300
Houston, TX 77070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 598-1230
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
LTIP Awards

On December 26, 2018, the Compensation Committee of the Board of Directors of Independence Contract Drilling, Inc. (“ICD”) approved grants of five-year restricted stock awards to certain of ICD’s named executive officers (“NEOs”).

The five-year awards are subject to continued employment with the Company, and vest 1/3 upon the third anniversary of the date of grant, 1/3 on the fourth anniversary of the date of grant and 1/3 on the fifth anniversary of the date of grant. The awards are subject to forfeiture if employment is terminated for any reason prior to vesting; provided however, if a change of control occurs and employment is terminated by the Company without “cause” or by the executive for “good reason”, unvested shares will fully vest.

For purposes of these awards, “cause” means the executive’s (i) willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company; (ii) willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct; (iii) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) conviction of a felony involving moral turpitude; (vi) willful failure to comply in any material respect with the terms of any employment agreement with the Company and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or (vii) chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the executive fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing Executive’s duties and responsibilities.

For purpose of these awards, “good reason” means the existence of the following items following a change of control: (i) any action or inaction that constitutes a material breach by the Company of the restricted stock agreement and such action or inaction continues uncured after thirty (30) days following written notice from the Executive; (ii) a change in the geographic location at which executive must perform services to a location more than fifty (50) miles from the location at which Executive normally performs such services as of the date of the occurrence of the change of control; or (iii) a reduction in executive’s annual salary or total cash compensation levels in effect immediately prior to the occurrence of the change of control or failure of the executive to participate in the long-term incentive programs of the ultimate parent company following such change of control.

The following chart summarizes the number of shares of five-year restricted stock granted to each NEO:

Executive	Five-Year Restricted Stock Award Shares
J. Anthony Gallegos, President & Chief Executive Officer	395,122
Philip A. Choyce, Executive Vice President & Chief Financial Officer	243,902
Travis Fitts, Senior Vice President - HR & HS&E	114,329
Bruce Humpheries, Senior Vice President Operations - West	129,573
Chris Menefee, Senior Vice President - Business Development	213,414
Philip Dalrymple, Vice President Operations - East	121,951
Michael Harwell, Vice President Finance & Chief Accounting Officer	114,329
The foregoing summary description of the Five-Year Restricted Stock Awards is subject to and qualified in its entirety by reference to the Form of Five-Year Restricted Stock Award, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Annual Salary Adjustments

Effective January 1, 2019, the Company has made adjustments to annual base salaries for the following named executive officers: J. Anthony Gallegos: $464,000; Philip Dalrymple: $250,000; Mike Harwell: $225,000.

Change of Control Agreements

On December 26, 2018, the Company entered into a Change of Control Agreement with each of Mr. Fitts and Humpheries, which provides that if their employment with the Company is terminated by the Company without "cause" or the executive terminates his employment for "good reason", and such termination is made in contemplation of a change in control or otherwise during a protected period, then the executive will be entitled to receive a lump sum payment equal to:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of his target bonus for the fiscal year in which termination of employment occurs; and

•	one (1) times the sum of (x) his annual base salary in effect at the time of termination of employment and (y) his target annual bonus.
Under the Change of Control Agreements, a protected period is deemed to exist during the period beginning October 1, 2018 and ending September 30, 2021.

Under the Change of Control Agreements, “cause” is deemed to exist if any of the following occurs: (i) willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company; (ii) willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct; (iii) misappropriation of funds or property of the Company or committing any fraud against the Company or its affiliates or against any other person or entity in the course of employment with the Company or its affiliates; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) conviction of a crime involving moral turpitude; (vi) willful failure to comply in any material respect with the terms of the agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or (vii) chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the executive fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing the executive’s duties and responsibilities.

Under the Change of Control Agreements, “good reason” is deemed to exist if any of the following occurs:  (i) any action or inaction that constitutes a material breach by the Company of the agreement and such action or inaction continues uncured after thirty (30) days following written notice from the executive; (ii) any action or inaction that constitutes a material breach by the Company of the agreement and such action or inaction continues uncured after thirty (30) days following written notice from the executive; (iii) the assignment to the executive of any duties inconsistent in any respect with the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days of receipt of written notice thereof given by the executive; (iv) any failure by the Company to comply with the payment provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company as soon as reasonable possible, but no later than 30 days after receipt of written notice thereof given by the executive; (vi) a change in the geographic location at which the executive must perform services to a location more than fifty (50) miles from Houston, Texas or the location at which the executive normally performs such services as of the date of the employment agreement; or (vii) the assignment to the executive to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (A) as a senior executive officer with the ultimate parent company of the entity surviving or resulting from such change of control and (B) substantially identical to the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities immediately prior to the change of control.

The foregoing summary description of the Change of Control Agreements is subject to and qualified in its entirety by reference to the respective Change of Control Agreements, copies of which is attached hereto as Exhibits 10.2 and 10.3 and the terms of which are incorporated herein by reference.

Item 8.01 Other Events.

On December 24, 2018, the Company issued a press release announcing that its Board of Directors had consented to the acquisition by MSD Credit Opportunity Master Fund, MSD Credit Opportunity Fund X, LLC and MSD Energy Investments, L.P. (the "MSD Parties") of up to an additional 2.5 million shares of the Company's common stock from third parties in the open market or through privately-negotiated transactions. Any such acquisitions are subject to compliance with all applicable securities laws and customary Company black-out periods and are required to be completed by June 30, 2019.  Such consent may also be terminated or suspended earlier at any time by the Company.

The Board's consent was provided pursuant to the terms and conditions of the Amended and Restated Stockholders' Agreement, dated October 1, 2018, among the Company, the MSD Parties and certain other stockholders party thereto, which limits, among other activities, acquisitions by the MSD Parties of additional shares of the Company's common stock without the consent of the Board of Directors.  Such additional 2.5 million shares represent approximately 3.3 percent of the Company's currently issued and outstanding common stock.  Accordingly, based on the MSD Parties' current combined current ownership of approximately 31 percent of the Company's outstanding shares of common stock, such combined ownership could increase up to approximately 34 percent.

The MSD Parties are affiliates of MSD Partners, L.P. and MSD Capital, L.P.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibits
10.1	Form of Five-Year Restricted Stock Award Agreement
10.2	Change of Control Agreement with Travis Fitts
10.3	Change of Control Agreement with Bruce Humpheries
99.1	Press Release dated December 24, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: December 28, 2018	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description of the Exhibits
10.1	Form of Five-Year Restricted Stock Award Agreement
10.2	Change of Control Agreement with Travis Fitts
10.3	Change of Control Agreement with Bruce Humpheries
99.1	Press Release dated December 24, 2018